                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH
of the Articles of Incorporation, the Board of Directors of the Corporation (a)
has duly established a new series of shares titled VP Large Company Value
(hereinafter referred to as a "Series") for the Corporation's stock and (b) has allocated Three Hundred Million (300,000,000) shares of the Three Billion
(3,000,000,000) shares of authorized capital stock of the Corporation, par value
One Cent ($0.01) per shares, for an aggregate par value of Three Hundred
Thousand Dollars ($300,000) to the new Series. As a result of the action taken by the Board of Directors in Article FIRST of these Articles Supplementary, the eleven (11) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                       Number of
                                                        Shares        Aggregate
    Series Name                    Class Name          Allocated      Par Value
    -----------                    ----------          ---------      ---------

VP Value Fund                       I                 500,000,000     $5,000,000
                                    II                100,000,000     $1,000,000
                                    III               100,000,000     $1,000,000

VP International Fund               I                 300,000,000      3,000,000
                                    II                100,000,000      1,000,000
                                    III               100,000,000      1,000,000

VP Capital Appreciation Fund        I                 100,000,000      1,000,000

VP Balanced Fund                    I                 100,000,000      1,000,000

VP Income & Growth Fund             I                 300,000,000      3,000,000
                                    II                100,000,000      1,000,000
                                    III               100,000,000      1,000,000

VP Equity Index Fund                I                 100,000,000      1,000,000

VP Growth Fund                      I                 100,000,000      1,000,000

VP Ultra Fund                       I                 200,000,000      2,000,000
                                    II                100,000,000      1,000,000
                                    III               100,000,000      1,000,000

VP Vista Fund                       I                 100,000,000      1,000,000

VP Global Growth Fund               I                 100,000,000      1,000,000

VP Large Company Value Fund         I                 200,000,000      2,000,000
                                    II                100,000,000      1,000,000

         SECOND: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         THIRD: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FOURTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article FIRST.

         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 17th day of December, 2002.

                                            AMERICAN CENTURY
ATTEST:                                     VARIABLE PORTFOLIOS, INC.

/s/Otis H. Cowan                          /s/Charles A. Etherington
Name:  Otis H. Cowan                      Name:   Charles A. Etherington
Title: Assistant Secretary                Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  December 17, 2002                 /s/Charles A. Etherington
                                          Charles A. Etherington, Vice President